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                                                                   EXHIBIT 10.10

                      EXCLUSIVE PATENT & COPYRIGHT LICENSE

This Agreement in triplicate entered into this 25th day of June, 2003, by and between Andamiro U.S.A Corp., a California corporation, located at 19140 S, Van Ness Ave" Torrance, California (hereafter designated as the Licensor) and Parisi Sports, Inc" a Delaware corporation, located at 2-22 Banta Place, Fair Lawn, New Jersey 07410 (herein designated as the Licensee),

Whereas, the Licensor is the owner of United States Letters Patent 4,720,789 ("PATENT") as well as a copyright in the software program known as "SDK", and

Whereas, the Licensee is desirous of exclusively licensing the aforementioned patent and "SDK" software for performance enhancement fitness related pressure sensitive mats with connectivity to a personal computer as well as gaming consoles or a self-contained unit having an integrated screen in accordance with the terms identified below:

Now, therefore, in consideration of the mutual promises and covenants herein contained, and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties have agreed as follows:

1. GRANT OF EXCLUSIVE LICENSE. Subject to the terms of this Agreement and the payment of the royalty as hereinafter provided for, Licensor hereby grants to the Licensee the exclusive license to make, use and sell performance enhancement fitness related pressure sensitive mats with connectivity to a personal computer and/or a gaming console ("PRODUCT") disclosed in said patent as well as to use the "SDK" software toolkit ("SOFTWARE") for purposes of developing any software used in conjunction with the aforementioned PRODUCT.

2. TERM. This exclusive license will begin upon the date entered in the preamble above and will expire on October 31, 2005. The term of this Agreement may be extended upon mutual agreement.

3. MINIMUM INITIAL QUANTITY. The Licensee shall make the commitment to have the minimum of at least two thousand five hundred or one full 40' container of (2,500/ One 40' container) licensed products distributed upon the execution of this Agreement.

4. TERMINATION. This Agreement may be terminated if the Licensee does not distribute more than five thousand (5,000) licensed units within one year of the first delivery shipment to the United States.

5. ADVANCE. Licensee agrees to pay to Licensor a nonrefundable, but recoupable, five thousand ($5,000) dollar advance upon this contract's execution.

6. ROYALTY.

            a. PRIOR TO OCTOBER 31, 2005. The Licensee shall pay to the Licensor a royalty in the sum of 8% of the sale price of each PRODUCT sold and not returned. Both parties understand that the royalty rate is based upon not only the PATENT and SOFTWARE license but also Andamiro's obligation to source all requisite parts and packaging, quality control the same and ship the product at Licensee's expense to Licensee's designated broker. If Licensee elects to no longer use Andamiro for the sourcing services, then the royalty rate will be reduced to 5% of the sale price of each PRODUCT sold and not returned. The royalty herein provided shall be accounted for on a quarterly basis and paid to Licensor within thirty days after the end of each calendar quarter. A small reserve may be retained by Licensee, not to exceed 5% of the royalty payment due, in order to properly account for returns during the applicable quarter. Licensee agrees to liquidate the reserve in the next applicable quarterly payment.

            b. AFTER TO OCTOBER 31, 2005. The Licensee shall pay to the Licensor a royalty in the sum of 5% of the sale price of each PRODUCT sold and not returned. Both parties understand that the royalty rate is based upon not only the SOFTWARE license but also Andamiro's obligation to source all requisite parts and packaging, quality control the same and ship the product at Licensee's expense to Licensee's

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      designated broker. If Licensee elects to no longer use Andamiro for the sourcing services, then the royalty rate will be reduced to 3% of the sale price of each PRODUCT sold and not returned. The royalty herein provided shall be accounted for on a quarterly basis and paid to Licensor within thirty days after the end of each calendar quarter. A a small reserve may be retained by Licensee, not to exceed 5% of the royalty payment due, in order to properly account for returns during the applicable quarter. Licensee agrees to liquidate the reserve in the next applicable quarterly payment.

7. QUALITY CONTROL. The Licensee shall present the working model and the final product for the inspection for quality to the Licensor. The Licensor shall provide a written approval of the working model and the final model within ten
(10) business days. If the written approval of the working model and the final model is withheld, then the Licensor shall provide a list of quality issues in writing within a reasonable period. The Licensee shall not distribute any licensed products without the written approval of the final model.

8. SUB-LICENSING. The Licensee may sub-license to a third party upon the written consent of the Licensor. The Licensee shall provide full and detail information about the potential Sub-Licensee to the Licensor before entering into any sub-license agreement.

9. INSPECTION OF BOOKS. The Licensors shall have the right, upon two business day's notification, to inspect the books pertaining to this business matter of the Licensee to verify that the quarterly statement furnished them by the Licensee are accurate or may require, based on a good faith assumption, an affidavit for accuracy of said statement. Licensee may request from Licensor bill of materials in order to verify accuracy. Licensee is entitled to review Licensor's bill of materials pertaining to this business relationship.

10. IMPROVEMENT. Any further inventions or improvements made by the Licensors shall inure to the benefit of the Licensor and the Licensee shall be licensed under such improvements on the terms and conditions hereinabove set forth. It is also agreed any inventions or improvements made by the Licensee shall not relieve it of its obligations to pay royalty or any of the other obligations in this Agreement. Moreover, the parties agree that any improvements developed by Licensee shall remain the sole property of Licensee. Should the parties jointly develop any improvement, then the parties agree to consider themselves joint inventors.

11. EFFECT OF INVALIDITY OF PATENTS. Should the patents above referred to by declared invalid by a court of last resort, or become otherwise inoperative to maintain the monopoly intended to be secured by it, this license and obligations hereunder may be revoked by the Licensee.

12. PROTECTION OF PATENT AGAINST INFRINGEMENT. Licensor hereby agree to assist in maintaining the patent protection in accordance with the scope of the patent and to jointly proceed with the Licensee against infringers to maintain the protection of said patent. Licensor and Licensee agree to bear equal parts in the expense of prosecuting the same and receive equal amounts of the damage money received from the infringers, if the action to pursue the purported infringer is brought jointly by the Licensor and the Licensee. However, if one party does not wish to pursue the infringement action, then other party is entitled to join the other party, should it be legally necessary, and pursue the matter at its own expense and that party is also entitled to keep the entire damage award.

13. LICENSOR INDEMNIFICATION & HOLD HARMLESS. Licensor represents and warrants that it has the power to enter into this Agreement. Licensor agrees to defend, hold harmless Licensee from and against any claim, suit, demand, or action alleging that the PRODUCT and/or the SOFTWARE infringes a third party's intellectual property right, and Licensor shall indemnify and Hold Harmless Licensee form any claim, suit, demand, or action; provided, however, that (I) Licensee shall have given Licensor prompt written notice of such claim, suit, demand, or action; (2) Licensee shall cooperate with Licensor in the defense and settlement thereof; and (3) Licensor shall have control of the defense of such claim, suit demand, or action and the settlement or compromise thereof.

14. ACKNOWLEDGEMENT OF PROPRIETARY MATERIALS; LIMITATION ON USE. Licensee acknowledges that the SOFTWARE and its documentation are the property of Licensor and Licensor holds the copyright interests therein, the licensed programs and documentation are to be treated as unpublished works. Licensee further acknowledges that SOFTWARE and Documentation will be treated by Licensee as secret and proprietary information of Licensor of substantial value, and Licensee shall treat such information so received in confidence and shall not permit the unauthorized disclosure of the SOFTWARE to anyone not specifically authorized. However, this restriction in no
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way limits Licensee's ability to incorporate or utilize the SOFTWARE for purposes of developing application programs to provide to consumers as part of the PRODUCT. Such application programs are solely the property of Licensee and Licensee is the legal owner for copyright purposes.

15. FORCE MAJEURE. Neither party shall be liable for any costs or damages due to nonperformance under this Agreement arising out of any cause or event not within the reasonable control of such party and without its fault or negligence.

16. NO ASSIGNMENT. This Agreement shall not be assigned in whole or in part without the prior consent of the other, and any attempt by either party to assign this Agreement without the express written permission of the nonassigning party shall be invalid.

17. NOTICE. Any notice to be given under this Agreement shall be sufficient if it is in writing and is sent by certified or registered mail to the other party at its principal office, to the attention of the president, or otherwise as directed by either party.

18. GOVERNING LAW & FORUM. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of California. For the purpose of interpreting and/or enforcing this Agreement, the parties hereby voluntarily and knowingly choose the approved arbitration panels in Southern California, the California state courts in Southern California or the U.S. District Court of Central District to be the chosen forum, and agree that such arbitration panels and courts have personal jurisdiction over the parties. The parties hereby voluntarily and knowingly waive all defenses offorum non-conveniens and/or improper venue.

19. LEGAL FEES. In the event of any breach of this Agreement, the party aggrieved shall be entitled to recover from the breaching party, in addition to other relief provided by law, such costs and expenses incurred by the aggrieved party, including court costs, attorney's fees and other costs-and expenses reasonably necessary.

20. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties and supersedes any prior or written contract entered into by the parties to this Agreement.

21. MUTUALLY DRAFTED. This Agreement is drafted by both parties.

22. NO WAIVER. Neither party shall, by mere lapse of time, without giving notice thereof, be deemed to have waived any breach by the other party of any terms or provisions of this Agreement. The waiver by either party of any such breach shall not be construed as a waiver of subsequent breaches or as a continuing waiver of such breach.

      In Witness Whereof the parties have caused this agreement to be executed effective the date first written above.

ANDIMIRA U.S.A. CORP.
a California corporation

       /s/ James Ko
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James Ko / President

PARISI SPORTS, INC.,
a Delaware corporation

       /s/ Bill Parisi
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Bill Parisi